Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Seadrill Limited (formerly known as New SDRL Limited) of our report dated April 12, 2018, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Seadrill Limited, which appears in Seadrill Limited’s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Uxbridge, United Kingdom

August 29, 2018